Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Florida Investment Quality Municipal Fund
33-38358
811-6266

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

<c> Common and MuniPreferred
 shares voting
together as a
class
<c>  MuniPreferred
shares voting
together as a
 class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
             7,738,846
                    1,082
   Against
                700,810
                       109
   Abstain
                200,080
                         31
   Broker Non-Votes
             2,195,356
                    2,522
      Total
           10,835,092
                    3,744



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
             7,781,224
                    1,077
   Against
                659,273
                       115
   Abstain
                199,241
                         30
   Broker Non-Votes
             2,195,354
                    2,522
      Total
           10,835,092
                    3,744



To approve the elimination of the
fundamental policy relating to investing in other investment companies.


   For
             7,680,560
                    1,096
   Against
                748,330
                         90
   Abstain
                210,846
                         36
   Broker Non-Votes
             2,195,356
                    2,522
      Total
           10,835,092
                    3,744



To approve the elimination of the
fundamental policy relating to derivatives and short sales.


   For
             7,618,636
                    1,070
   Against
                738,379
                       115
   Abstain
                282,721
                         37
   Broker Non-Votes
             2,195,356
                    2,522
      Total
           10,835,092
                    3,744



To approve the elimination of the
fundamental policy relating to
commodities.


   For
             7,683,396
                    1,077
   Against
                732,484
                       113
   Abstain
                223,856
                         32
   Broker Non-Votes
             2,195,356
                    2,522
      Total
           10,835,092
                    3,744



To approve the new fundamental policy
 relating to commodities.


   For
             7,646,865
                    1,074
   Against
                722,350
                       115
   Abstain
                270,521
                         33
   Broker Non-Votes
             2,195,356
                    2,522
      Total
           10,835,092
                    3,744



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012596.